Good afternoon. We appreciate your interest in Nicor and thank you for the opportunity for us to be here today. I am Russ Strobel and with me today is Mark Knox, our Director of Investor Relations.
Chicago April 2003

I’ll start things off today by covering our objectives and strategies and then briefly provide a financial update and overview of our various businesses.
Agenda Objectives and Strategies Financial Update Business Overview and Plans Wrap-up

Before I get started I want to remind you that in view of requirements around non-selective disclosure we will address only questions concerning matters that have been previously made public and broadly disseminated. We ask that you bear this in mind when asking your questions and considering our responses.
Caution Concerning Forward-looking Statements This speech includes certain forward-looking statements about the earnings expectations of Nicor Inc. and its subsidiaries. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Factors that could cause materially different results can be found in Nicor's most recent periodic report filed with the Securities and Exchange Commission.

Business Composition

(Based on 2002 Operating Income)

Shipping
Other
Gas Distribution

For those of you not familiar with our company this slide shows the basic composition of our company as it exists today. It’s built on the foundation of two core businesses — our natural gas distribution segment, Nicor Gas, and our containerized shipping segment, Tropical Shipping.

We also have other energy-related ventures, which includes Nicor Enerchange and Nicor Services. These ventures are a small but growing portion of our portfolio and are built on the assets, expertise, reputation and location of Nicor Gas. These ventures are expected to be key contributors to the long-term growth of our company.
1st Qtr 2nd Qtr East 90 8 2 Shipping Gas Distribution Business Composition (Based on 2002 Operating Income) Other

Our financial objectives remain simple, long-term in nature, and despite recent past events, have not changed.

Starting with our 2003 earnings as a base, our aim is to increase earnings per share over the long-term at a mid-to-high- single-digit annual growth rate, provide our shareholders with stable dividends and continue to achieve solid returns on equity.

Over the years our approach to growth has been consistent. We are committed to pursuing multiple growth initiatives that build upon our primary business segments, and our approach to growth will continue to be disciplined and rational.
Financial Objectives Earnings-Per-Share Growth Dividend Payout Return on Investment

Key Strategies

Grow Our Core Businesses

Optimize Storage & Transmission Assets

nicor

Expand Our Energy Services Business

Build On Our Financial Strength

nicor

Our corporate focus is to be a reliable and respected provider of energy-related services and products in the Midwest, and shipping services in the Caribbean region.

To achieve this and our financial objectives, we have developed strategies that will build on our core strengths, including our assets, expertise, location, customer base and financial resources. In other words — focus on what we know best.

Before I discuss our various businesses and our plans for growth, let me first spend a few minutes discussing our 2002 financial results and some other noteworthy items of the past few months.
Key Strategies Key Strategies Optimize Storage & Transmission Assets Build On Our Financial Strength Expand Our Energy Services Business Grow Our Core Businesses

Over the years and today our financial position has been one of the strongest in the natural gas distribution industry.

Our solid balance sheet has some of the best debt ratings in the industry and our history of producing high returns on equity, generating substantial free cash flow and providing a consistent dividend has long been a Nicor trademark.

Our financial strength also gives us the flexibility to take advantage of new investment opportunities and allows us to consider a variety of alternatives for creating shareholder value.

In fact, in March we raised our dividend rate by 1.1%, a 2 cents per share annual rate increase, to $1.86 per share, marking the 16th consecutive year we’ve raised our annual dividend rate.
Financial Update Financial Strengths Strong balance sheet High returns on equity Excellent free cash flow Solid dividend

Last month, we released our 2002 financial results and issued restated financial results for 1999 through 2001. Our restatements were necessary to correct gas-purchase accounting errors and the computation of performance-based rate plan results at our natural gas distribution business, Nicor Gas. A special committee of independent directors of our board identified most of these corrections through an investigation of Nicor Gas’ gas supply activities.

We realize that these past events have affected investors’ confidence, but the fundamentals of our business remain solid. So does our commitment to execute our strategies within a high-performance culture that is supported by values that promote teamwork, ethics and operational excellence. This has long been part of Nicor’s heritage and will continue to be so in the future.

Regarding 2002, diluted earnings per share of $2.88 were $.19 cents higher than restated 2001 results. Higher earnings were primarily the result of positive mercury-related insurance recoveries and a mercury reserve adjustment in our natural gas distribution segment. Our results also reflected higher operating results in our shipping segment and the benefits of lower net interest expense. These improvements were partially offset by the impact of lower results in our 50 percent owned retail energy marketing joint venture, Nicor Energy.

For 2003, we estimate an annual diluted earnings range of $2.40 to $2.60 per share. This estimate assumes normal weather for the year, no additional mercury-related recoveries or adjustments and no impacts associated with the regulatory plan reviews or liquidation of Nicor Energy. The decline from 2002 earnings is due primarily to lower results in our natural gas distribution business caused by the absence of $29 million of pretax mercury-related credits included in 2002, and the continued trend in 2003 of higher operating expenses relating to lower pension credits and higher health care and insurance costs.

That concludes my remarks concerning the financial results of Nicor and I’d now like to talk about our various businesses.
Financial Update 1999 - 2001 Financial Restatements 2002 Financial Results 2003 Financial Outlook

Our primary business is Nicor Gas. Nicor Gas serves 2 million customers in northern Illinois — excluding the city of Chicago and parts of the northern suburbs. Nicor Gas has a recognized brand name, built on historically low rates and safe, reliable service. It serves one of the best markets for natural gas in the nation because of the region’s diverse mix of industries, strong annual growth in customers and its high demand for space heating.

Nicor Gas also has significant underground storage assets and is strategically located on the nation’s Midwest natural gas pipeline grid — with access to eight interstate pipelines. These important advantages not only allow us to procure competitively priced gas supplies from a number of natural gas producing regions, but has also become a catalyst for recent growth prospects including our Chicago Hub and non-traditional storage and transmission services. Nicor Gas also provides an excellent platform for our other energy-related opportunities and, combined with a strong balance sheet, continues to provide a solid foundation upon which to build.
Gas Distribution Nicor Gas 2 million customers Reputable brand Operating efficiency Premium territory Significant assets Strategic location

Our second largest business is Tropical Shipping. Tropical is one of the largest carriers of containerized cargo in the Caribbean region. We’ve owned Tropical for 20 years, and during that time Tropical has continued to expand and make significant contributions to earnings growth and cash flow. Without additional leverage, Tropical has periodically re-deployed its free cash flow into its business by way of acquisitions, new vessels, facilities and equipment, thereby retaining its financial flexibility for future expansion and growth opportunities.

Tropical is a niche player with a history of producing high operating margins relative to its industry. We currently operate a fleet of 15 vessels — 10 of which are owned- and utilize equipment that is well suited to the market we serve. Tropical is a leading carrier of U.S. and Canadian exports from the East Coast to the Caribbean, and its reputation for dependable, on-time service, and its ability to establish long-lasting customer relationships, has helped the company maintain a leading market position in the majority of the ports it serves.
Transporter of containerized cargo in Caribbean Niche player On-time, high quality service provider Leading market shares in majority of ports served

Let me now spend some time discussing our other energy-related businesses. Starting with our asset-backed ventures.

The Chicago Hub, which operates within the utility and was formed in the early nineties, has been one of contributors to growth throughout that period. The Hub provides interruptible natural gas parking, balancing and wheeling services to marketers and interstate pipeline shippers moving gas to and through the Midwest. An additional element of non-traditional services within the utility is firm off-system storage and transmission services we provide to others. Both of these opportunities exist by virtue of our strategic location and integrated storage and transmission system.

We also have an unregulated wholesale natural gas marketing business, Nicor Enerchange, which was formed in 1998 as an extension of our asset-backed supply services business. Enerchange, which also administers the Chicago Hub for a fee, is engaged in wholesale marketing of natural gas supply services in the Midwest and provides these services to interstate pipelines, other natural gas distribution companies, power generators, and natural gas marketers and brokers. By bundling commodity with natural gas transportation and storage, Enerchange customizes services that provide customers with significant value.
Asset-Backed Energy Ventures Chicago Hub - balancing, parking and wheeling services Storage/Transmission services Enerchange - wholesale natural gas marketing

Our newest asset-backed venture is the Horizon Pipeline. Horizon was announced three years ago and is 50/50 joint venture between Nicor and Natural Gas Pipeline Company of America, a subsidiary of Kinder Morgan. The 74-mile pipeline runs between Joliet, Ill., north to a point near the Wisconsin border and has strategic extension and expansion potential to meet the economic growth of this region.

We are excited about the future benefits this project brings not only to the customers in northern Illinois, but also to the growth objectives of our company. Specifically, Horizon was built within the preferred power generation siting corridor as set forth by the primary electricity provider in Illinois, providing key competitive advantages over other pipeline alternatives in our territory. Operation of the pipeline began last May and over the long term we are anticipating average returns on equity of 10 to 15 percent from this project.
Asset-Backed Energy Ventures Horizon Pipeline Joint Venture with NGPL 74-mile pipeline with 380 MMcf/day capacity Located within the preferred power generation siting corridor

One last area of our business I’ll discuss is retail energy services.

Our decision last year to exit our Nicor Energy joint venture has not altered our fundamental plans to develop and implement energy products and services that compete in the retail market. In fact, we are experiencing modest but encouraging success in this market through our energy products and services business — Nicor Services.

Nicor Services provides a number of energy-related products and services including service line and billing protection products, heating, ventilation and air conditioning repair and replacement, and home appliance repair services. By providing total coverage to homeowners’ needs through a range of products and services from actual energy equipment, to warranty type products on the assets to commodity billing protection products, such as the Fixed Bill we introduced last year, Nicor Services aims to be the premier provider of energy services in the residential and commercial markets.
Energy Services Nicor Services - provider of energy- related products and services home appliance repair service line and billing protection HVAC and replacement services

Let me now turn to our growth plans.

Starting with Nicor Gas. Nicor Gas continues to add about 30,000 new customers a year and promotes increased use of natural gas among existing large industrial and commercial customers. In addition to traditional growth, which year-over-year is less than 2 percent, we deliver natural gas and provide ancillary services for power generation needs. These supply-related services help customers meet peak demand needs and allow them to balance, park or wheel natural gas supplies. Supply related assets owned by Nicor and the integrated nature of our supply system will continue to create opportunities for us to provide these types of services through operations such as our Chicago Hub and Nicor Enerchange.

However, as I mentioned earlier, faced with increasing costs and little traditional revenue growth, our key challenges over the next few years will be in maintaining the earnings of this business segment. To manage in this environment Nicor Gas will increase our already strong efforts to manage costs and will concentrate on actions that improve processes and further enhance operational excellence. As a primary source of our traditional earnings, Nicor Gas’ success is fundamental to our overall success.
Gas Distribution Strategic Plan Customer additions Promoted industrial and commercial load New gas-fired power generation load Non-traditional services Maintain earnings levels within challenging cost environment

Our other core business is Tropical Shipping. Over the years, Tropical Shipping has been able to steadily grow its shipping volumes and improve profits. Results of this very competitive business can and will fluctuate from year to year depending on the strength of the U.S. and Caribbean economies.

Fortunately, difficult economic conditions have also produced opportunities for Tropical, as other carriers in the market find it difficult to compete. In fact over the past few years, Tropical has made a number of acquisitions including a Canadian-based container transportation business and an expanded Eastern Caribbean and new Guianas service. Both of these acquisitions were funded with Tropical’s excess cash, added significantly to Tropical’s annual volumes, and demonstrated our ability to successfully implement the growth strategies of this business segment.

Looking ahead, growth in our shipping business will likely come from a number of sources. First, as always, we’ll continue to strive for operational excellence. Secondly, we can also increase market share or expand into new markets. Either of these could be through acquisitions or just by moving in at opportunistic times.
Strategic Plan Focus on operational excellence Increase market share in existing ports Expand into new markets Niche acquisitions

Our other energy-related ventures will also represent a component of our growth initiative.

Our primary focus will be identifying and developing opportunities relating to our extensive gas storage and transportation network, strategic location on the Midwest supply grid, and the changing energy environment.

The underlying theme for leveraging our supply-related capabilities focuses on extending and enhancing our various natural gas supply service offerings, while carefully managing risk, and maximizing the value of our existing strengths and capabilities — be it our location, our expertise or supply position. Our success for asset-backed ventures continues to be driven by the opportunities created by deregulation and the services needed by electric power generation, as well as by middle markets that are expected to develop to provide customer choice throughout the Midwest region.

We are also focusing on maximizing the usage of interstate pipeline capacity in the Chicago market, much of which is storage-short, as well as acquiring, contracting or developing new assets and services like our Horizon Pipeline. Additional opportunities may exist by expanding or broadening our capabilities, by partnering with other utilities, pipelines and marketers, or by increasing our storage and transmission capability.
Asset-Backed Energy Ventures Strategic Plan Capitalize on opportunities available from our strategic location Maximize value from existing capabilities Acquire new assets and services Expand and broaden our capabilities

Expanding our energy services business will also be key to our long-term success.

Our principle objective for expanding this platform is to establish a core retail business selling energy-related products and services throughout the energy value chain. Our business model for this initiative builds off the foundation of Nicor’s brand and customer base, and we believe untapped opportunities remain in these areas.

Expanding our existing HVAC network throughout northern Illinois markets, developing additional energy-related offerings such as our Fixed Bill product and other billing protection services, and effectively managing regulatory relationships will all be key factors for this business initiative going forward.

That briefly covers our growth plans, let me now wrap things up.
Energy Services Strategic Plan Leverage Nicor's brand recognition, reputation and customer base Expand existing HVAC network Effectively manage regulatory relationships

As we’ve stated in the past, our intent is to grow our company while maintaining a low risk profile. Our approach has been and will continue to be disciplined and systematic. Opportunities pursued will have direct synergy and a strategic fit with our core businesses, and will allow for steady incremental growth over the long-term.

We have a strong financial position — including some of the highest debt ratings and historical returns on equity in the natural gas utility industry. This financial strength gives us the flexibility to take advantage of new investment opportunities and to consider other alternatives to generate shareholder value.

Underlying this financial strength is a team of diverse employees, each with unique strengths, aspirations and experiences, but all sharing a common sense of responsibility to perform at the highest level and to exhibit the highest degree of integrity in all that they do.
Long-Term Growth Strategies Disciplined and systematic approach Synergies and strategic fit with core businesses and growth platforms Supported by a strong financial position and solid management team

In closing. Let me stress, we are committed to our objectives of growing our earnings, paying a consistent and stable dividend that is well covered by earnings, and maintaining our historically high returns on equity.

Our past achievements have resulted from a tradition of emphasizing what matters most to our company, our shareholders, our customers and the communities we serve. This same focus will continue to drive our strategic plans to grow our businesses.

We will continue to execute a business plan that builds on our core strengths including our strategic location, assets, customer base, experience and financial resources.

Furthermore, by building off lessons learned, and by developing opportunities from our existing strengths, I believe we are well positioned to grow in the markets we serve.
Reasons to Invest in Nicor Committed to long-term objectives Strategic location and assets Experienced management team Excellent financial position

I thank you for your attention and interest in our company and will now open the floor for questions.
Visit our website: www.nicor.com